Exhibit 99.1

CONTACT:	Robert Gross
Chairman and Chief Executive Officer
(585) 647-6400

Catherine D’Amico
Executive Vice President – Finance
Chief Financial Officer
(585) 647-6400

Investors: Caren Villarreal
Media: Diane Zappas
FD
(212) 850-5600

FOR IMMEDIATE RELEASE

MONRO MUFFLER BRAKE, INC. DECLARES QUARTERLY CASH DIVIDEND

~ Announces Participation in C.L. King Best Ideas Conference ~

ROCHESTER, N.Y. – August 31, 2009 – Monro Muffler Brake, Inc. (Nasdaq: MNRO), a leading provider of automotive undercar repair and tire services, today announced that its Board of Directors has declared a quarterly cash dividend of $.07 per share on the Company’s outstanding shares of common stock including the shares of common stock to which the holders of the Company’s Class C Convertible Preferred Stock are entitled. The dividend is payable on September 21, 2009 to shareholders of record at the close of business on September 11, 2009.

Separately, the Company announced today that it will be participating in the C.L. King Best Ideas Conference on Thursday, September 17, 2009 in New York City at 11:15 a.m. eastern time. A live webcast of the audio presentation can be accessed via the Company’s website at www.monro.com under the Investor Information section and will be archived for two weeks.

About Monro Muffler Brake

Monro Muffler Brake operates a chain of stores providing automotive undercar repair and tire services in the United States, operating under the brand names of Monro Muffler Brake and Service, Mr. Tire, Tread Quarters Discount Tires and Autotire. The Company currently operates 737 stores in New York, Pennsylvania, Ohio, Connecticut, Massachusetts, West Virginia, Virginia, Maryland, Vermont, New Hampshire, New Jersey, North Carolina, South Carolina, Indiana, Rhode Island, Delaware. Maine, Illinois and Missouri. Monro’s stores provide a full range of services for brake systems, steering and suspension systems, tires, exhaust systems and many vehicle maintenance services.

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